FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of October 3, 2011, by and among (a) (i) SUN SECURED FINANCING LLC, a Michigan limited liability company (“SSF”), (ii) ASPEN-FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership (“Aspen”), (iii) SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership (“Houston”), (iv) SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company (“SCF”), (v) SUN HOLLY FOREST LLC, a Michigan limited liability company (“Forest”), and (iv) SUN SADDLE OAK LLC, a Michigan limited liability company (“Saddle Oak”) (individually and collectively, SSF, Aspen, Houston, SCF, Forest and Saddle Oak, “Borrower”); (b) PNC BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”); and (c) FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. (“Fannie Mae”).

RECITALS

A.           Borrower, Lender and Fannie Mae are parties to or have joined into that certain Second Amended and Restated Master Credit Facility Agreement, dated as of July 27, 2011 (as amended, restated or otherwise modified from time to time, the “Master Agreement”).

B.           All of Original Lender’s right, title and interest in the Agreement, the First Restated Agreement and the Loan Documents were assigned to Fannie Mae pursuant to various Assignments of Collateral Agreements and other Loan Documents (individually and collectively, the “Assignment”).  Fannie Mae is the current holder of all Advances made by Original Lender pursuant to the Fixed Facility Commitment and the Variable Facility Commitment under the Master Agreement, however Fannie Mae has not assumed (i) the obligations of the Lender under the Master Agreement to make Future Advances, or (ii) any of the obligations of the Lender which are servicing obligations delegated to Lender as servicer of the Advances.  Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

C.           The parties are executing this Amendment to the Master Agreement to reflect (i) the parties agreement to extend the deadline upon which the Master Agreement must become effective, subject to the terms and conditions stated below, and (ii) certain other modifications to the terms and provisions of the Master Agreement to reflect the change in the amount of the Commitment under the Master Agreement from $365,353,718.25 to $364,201,511.43, as more particularly set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1. Recitals.  The Recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Amendment.

Section 2. Extension of Deadline for Effectiveness of Master Agreement.  Paragraphs (a), (b) and (c)  of Section 1.12 of the Master Agreement (entitled “Restriction on Requests; Settlement Agreement”) are hereby amended and restated in their entirety as follows:

(a)           Notwithstanding the provisions of this Agreement and the First Restated Agreement, Borrower acknowledges that it shall not be permitted to exercise any rights or requests, including any Requests, under the First Restated Agreement for so long as any discount mortgage backed security is outstanding under the First Restated Agreement; provided however that (i) Borrower may request Lender’s consent to the exercise of any rights or requests, including any Request, under the First Restated Agreement, which Request shall be granted or denied at Lender’s sole and absolute discretion regardless of whether Lender’s consent to the exercise of such right or request is required under the First Restated Agreement, and (ii) the foregoing shall not prohibit or impact the normal day-to-day administration and servicing of the Credit Facility or requests made by Borrower relating to such day-to-day administration.  Notwithstanding the foregoing, Lender and Fannie Mae acknowledge that  Fannie Mae has approved Borrower’s pending Expansion Request for $10,000,000 (the “Pending Request”) pursuant to Section 4.01 of the First Restated Agreement.  Such approval shall remain effective until November 18, 2011, subject to there occurring no Material Adverse Effect prior to the rate lock of the Future Advance to be drawn from such increase in Commitment (the “Expansion Advance”).  If Borrower does not rate lock the Expansion Advance by November 18, 2011, the Pending Request shall be subject to re-approval by Fannie Mae.  At the time the Expansion Advance is drawn, which is expected to occur on January 3, 2012, concurrent with closing contemplated in Section 6.02(b) hereof, the amount approved for the Expansion, and the amount, if any, of any future remaining Advance permitted hereunder, shall be reflected in an amendment to this Agreement, as contemplated in Article 4 hereof, and the original principal amount of the Expansion Advance shall be evidenced by a Variable Facility Note to be delivered pursuant to Section 6.02 hereof.  The Expansion Advance is subject to  all applicable terms and conditions of this Agreement, including without limitation all Conditions Precedent to Future Advances set forth in Section 6.03.

(b)           On or before October 14, 2011, Borrower, Sun, Lender and Fannie Mae shall cooperate to submit a joint status report, and, if required, a joint request, to the United States District Court for the District of Columbia (the “Court”) to extend that certain stay of litigation entered on April 11, 2011 and extended on July 1, 2011 and further extended on August  5, 2011 with respect to the action (the “Complaint”) described in Recital 4 of the Agreement and Release dated as of March 31, 2011 (Case No. 1:09-cv-02162) (the “Settlement Agreement”) until January 13, 2012. The parties agree that Section 2 of the Settlement Agreement is hereby modified by this Section 1.12(b).  Further, within five (5) Business Days after the Effective Date, Borrower and Sun shall take all steps necessary to effect the dismissal in its entirety, with prejudice, the Complaint.

(c)           If the Effective Date does not occur by January 3, 2012 for any reason, this Agreement shall terminate and shall be of no further force and effect and the Settlement Agreement (other than Section 1(b) and Section 4 thereof which shall survive), shall be null and void.  In such event, the First Restated Agreement shall continue to apply to the then Outstanding Advances. The parties hereto agree and confirm that the mutual releases set forth in the Settlement Agreement shall not be effective unless and until this Agreement becomes effective on the Effective Date.

Section 3. Reimbursement of Variable Facility Fee.  Section 1.14 of the Master Agreement (entitled “Reimbursement of Variable Facility Fee”) is hereby amended and restated in its entirety as follows:

On the Effective Date and concurrent with the satisfaction of the conditions precedent in Section 6.02, Lender and Fannie Mae shall reimburse Borrower $1,675,987.50 (the “Fee Reimbursement”).

Section 4. Advances.  Paragraph (c) of Section 2.04 of the Master Agreement (entitled “Advances”) is hereby amended and restated in its entirety as follows:

(c)           Upon the making of an Advance, in no event shall the aggregate of all Advances Outstanding exceed the lesser of (i) the Commitment Amount in effect at the time the Advance is requested, and (ii) $364,201,511.43, plus any increase in the Commitment in accordance with Article 4.

Section 5. Determination of Amount of Advances.  Paragraph (b) of Section 2.06 of the Master Agreement (entitled “Right to Advances Based on Increased Collateral Value”) is hereby amended and restated in its entirety as follows:

(b)           Determination of Amount of Advance.  The maximum amount of a proposed Future Advance requested pursuant to this Section 2.06 shall be the amount that when added to the then current total of Advances Outstanding equals the maximum amount of Advances that could be outstanding and the Coverage and LTV Tests be satisfied.  For purposes of calculating compliance with the Coverage and LTV Tests for purposes of this Section 2.06, Lender shall evaluate the Collateral Pool in accordance with the Underwriting Requirements.  In no event shall the Future Advance requested pursuant to this Section 2.06, together with the then current Advances Outstanding, exceed the lesser of (i) the Commitment Amount in effect at the time the Future Advance is requested, and (ii) $364,201,511.43, plus any increase in the Commitment in accordance with Article 4.

Section 6. Maximum Amount of Increase in Commitment.    Paragraph (a) of Section 4.01 of the Master Agreement (entitled “Right to Increase Commitment”) is hereby amended and restated in its entirety as follows:

(a)           Maximum Amount of Increase in Commitment.  As of the Effective Date, the amount of the Commitment is $364,201,511.43.  The maximum amount by which the Commitment may be increased is $10,000,000.

Section 7. Conditions Precedent to Closing on the Effective Date.  Paragraphs 6.02(b)(ii), (iii), (iv) and (v) are hereby amended by inserting the phrase “(or such longer period of time approved by Lender)” after the phrase “Not more than thirty (30) days prior to the Effective Date” each time it appears in such paragraphs.

Section 8. Origination Fee. Paragraph (b) of Section 10.02 (entitled “Origination Fee”) is hereby amended and restated in its entirety as follows:

(b)           Expansion Origination Fee.  Upon the making of any Advance in excess of $364,201,511.43 on which an origination fee or an Expansion Origination Fee has not been paid, Borrower shall pay to Lender an origination fee (“Expansion Origination Fee”) equal to the product obtained by multiplying (i) the amount of such Advance by (ii) three-tenths of one percent (.30%).  No origination fee shall be due in connection with the conversion of the Outstanding Variable Advance to a SARM Variable Advance on the Effective Date, the extension pursuant to Section 1.07, or re-borrowing of an Advance from Unused Capacity.

Section 9. Fixed Facility Commitment. The definition of “Fixed Facility Commitment” in Appendix I of the Master Agreement (Definitions) is hereby amended and restated in its entirety as follows:

“Fixed Facility Commitment” means $211,839,011.43, plus such amount as Borrower may elect to add to the Fixed Facility Commitment in accordance with Section 1.08, less such amount as Borrower may elect to extend as a Variable Advance upon the original maturity date of a Fixed Advance pursuant to Section 1.07, and less such amount by which Borrower may elect to reduce the Fixed Facility Commitment in accordance with Article 5.

Section 10. Governing Law.  The provisions of Section 17.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Trial by Jury”) are hereby incorporated into this Amendment to the fullest extent as if such text of such Section were set forth in its entirety herein.

Section 11. Non-Recourse Liability.  The provisions of Article 15 of the Master Agreement (entitled “Personal Liability of Borrower”) are hereby incorporated into this Amendment by this reference to the fullest extent as if such text of such provisions were set forth in their entirety herein.

Section 12. Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 13. Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

Section 14. Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

SUN SECURED FINANCING LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:          /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

ASPEN – FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Sun GP L.L.C., a Michigan limited liability company, its general partner

By:	Sun Communities, Inc., a Maryland Corporation, its manager

By:           /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Sun Secured Financing GP, Inc., a Michigan corporation, its general partner

By:          /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:          /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

SUN HOLLY FOREST LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:           /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

SUN SADDLE OAK LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:           /s/ Karen Dearing
Name:     Karen Dearing
Title:	Chief Financial Officer

LENDER

PNC BANK, NATIONAL ASSOCIATION

By:    /s/ Tim White
Name:       Tim White
Title:         EVP

FANNIE MAE

By:        /s/ Manuel Menendez
Name:   Manuel Menendez
Title:     VP